GREENBERG
                                ATTORNEYS AT LAW
                                     TRAURIG




                                February 3, 2003



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                             Very truly yours,

                                             GREENBERG TRAURIG, LLP

                                             /s/ John S. Overdorff
                                             ---------------------------
                                             John S. Overdorff



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